Exhibit 99.1

Kennedy-Wilson Holdings, Inc.
First Quarter 2013
Earnings Release and Supplemental Financial Information

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Supplemental Financial Information
For the Quarter Ended March 31, 2013

Note about Non-GAAP financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles (GAAP) included within this presentation, Kennedy-Wilson Holdings, Inc. (Kennedy Wilson) has provided certain information, which includes non-GAAP financial measures (pro forma consolidated statements of operations, EBITDA, Adjusted EBITDA, Adjusted Net Income Attributable to Kennedy-Wilson Holdings, Inc Common Shareholders, and Basic Adjusted Net Income Attributable to Kennedy-Wilson Holdings, Inc. Common Shareholders Per Share). Such information is reconciled to its closest GAAP measure in accordance with the rules of the Securities and Exchange Commission and is included within this presentation. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of Kennedy Wilson. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies.

Contact:    Christina Cha
Vice President of Corporate Communication
Kennedy Wilson
(310) 887-6294                                9701 Wilshire Blvd. Suite 700
ccha@kennedywilson.com                            Beverly Hills, CA 90212
www.kennedywilson.com

NEWS RELEASE

KENNEDY WILSON REPORTS FIRST QUARTER 2013 EARNINGS
Adjusted EBITDA increases 66% from same period of last year

BEVERLY HILLS, CA. (May 7, 2013) - Kennedy-Wilson Holdings, Inc. (NYSE: KW), an international real estate investment and services company, today reported a first quarter 2013 Adjusted EBITDA of $31.9 million, a 66% increase from $19.2 million for the same period in 2012. Adjusted EBITDA consists of the Company's earnings before interest, taxes, depreciation, amortization and stock-based compensation.

Adjusted net income attributable to common shareholders, adjusted for depreciation, amortization and stock-based compensation expense, was $10.5 million or $0.17 per basic share compared to adjusted net income of $2.4 million for the same period in 2012 or $0.05 per basic share. GAAP net loss attributable to common shareholders was $3.6 million or $0.06 per basic and diluted share compared to a loss of $3.4 million or $0.07 per basic and diluted share for the same period in 2012.

"As a result of our robust acquisition activity, we have seen a significant increase in our EBITDA" said William McMorrow, chairman and CEO of Kennedy Wilson. "With our balance sheet in the best position in the Company's history, we continue to look for and find opportunities to invest."

Kennedy Wilson Recent Highlights

Investments business
Investment Account

•
As of March 31, 2013, our net investment account (Kennedy Wilson's equity in real estate, joint ventures, acquired in-place leases and loan investments, net of depreciation and amortization) was $843.1 million compared to $837.6 million at December 31, 2012. This change was comprised of $46.6 million of cash contributed to and income earned on investments and $41.1 million of cash distributed from investments. The gross investment account (before accumulated depreciation and amortization) was $929.6 million and $911.3 million as of March 31, 2013 and December 31, 2012, respectively. Accumulated depreciation and amortization was $86.5 million and $73.7 million as of March 31, 2013 and December 31, 2012, respectively.

•
As of March 31, 2013, the Company and its equity partners owned 17.1 million rentable square feet of real estate including investments in 14,764 apartment units and 54 commercial properties. Additionally, as of March 31, 2013, the Company and its equity partners owned in excess of $1.0 billion in unpaid principal balance of loans secured by real estate.

Operating metrics

•	During the three months ended March 31, 2013, our investments business achieved an EBITDA of $28.5 million, a 61% increase from $17.7 million for the same period in 2012.

•
During the three months ended March 31, 2013, based on our investments in 11,923 same property multifamily units, rental revenues, net operating income and occupancy at the property level increased by 4.8% , 5.7% and 0.4%, respectively, for the same period in 2012. In addition, based on our investments in 3.2 million square feet of same property commercial real estate, rental revenues, net operating income and occupancy at the property level increased by 10.3%, 19.3% and 4.6%, respectively.

Acquisition/disposition program

•
From January 1, 2010 through March 31, 2013, the Company and its equity partners have acquired approximately $8.2 billion of real estate related investments (including unpaid principal balance of loan purchases). During the three months ended March 31, 2013, the Company and its equity partners acquired $233.4 million of real estate related investments. This includes $226.0 million of real estate and $7.4 million of unpaid principal balance of loans secured by real estate in which we invested $38.0 million and $5.7 million, respectively.

•
In March 31, 2013, the Company acquired the interests of some of its existing partners in a 615-unit apartment building in Northern California, increasing its ownership from 15% to 94%. The original 15% interest had a book value of $0, due to prior distributions. As a result of consolidating this investment, the Company realized a $9.5 million acquisition related gain.

Property level debt financing

•
During the three months ended March 31, 2013, the Company and its equity partners completed approximately $207.6 million of property re-financings at an average interest rate of 2.31% and a weighted average maturity of 7.4 years. This includes re-financings of $122.1 million at a fixed interest rate of 1.35% in our Japanese multifamily portfolio.

•
During the three months ended March 31, 2012, the Company and its equity partners completed a re-financing of $80.5 million in the Japanese multifamily portfolio at a fixed interest rate of 1.61% and a maturity of 5.0 years.

Key Investment Updates
UK Loan Pool

•	Our book equity in this investment is $58.3 million; we own 12.5% before carried interest.

•
In December 2011, we and our equity partners acquired a loan pool secured by real estate located in the United Kingdom with an unpaid principal balance of $2.1 billion. As of March 31, 2013, the unpaid principal balance was $417.4 million due to loan resolutions of approximately $1.7 billion, representing approximately 80% of the pool. The total debt incurred at the venture level at the time of purchase of these loans was $323.4 million, with a maturity date of October 2014. As a result of the resolutions in the loan pool, the venture level debt was fully paid off on March 21, 2013.

Japan Multifamily

•	Our book equity in this investment is $83.7 million; we own 40.9% before carried interest.

•	We maintained 97% occupancy in 50 apartment buildings with a total of over 2,400 units.

•
During the three months ended March 31, 2013, we settled several Japanese yen related hedges resulting in cash proceeds of $23.7 million. Our share was $11.1 million, which reduced our basis in the joint venture.

•	Since Fairfax Financial became our partner in the Japanese multifamily portfolio in September 2010, we have distributed a total of $85.2 million, of which our share was $39.9 million.
Services business

•	Management and leasing fees and commissions increased by 31% to $13.6 million for the three months ended March 31, 2013 from $10.4 million for the same period in 2012.

•	During the three months ended March 31, 2013, our services business achieved an EBITDA of $5.2 million, an 86% increase from $2.8 million for the same period in 2012.
Corporate financing

•
In March 2013, we issued 9.0 million shares of common stock primarily to institutional investors, resulting in gross proceeds of $141.3 million of which $35.0 million was used to pay off the outstanding balance on our line of credit.

Subsequent events

•
Subsequent to March 31, 2013, we and our equity partners have acquired approximately $0.9 billion of real estate related investments, including 0.8 million rentable square feet of real estate, comprised of 638 apartment units and three commercial properties along with $0.8 billion of unpaid principal balance in loans secured by real estate in which we invested $75.1 million.

•	In April 2013, we issued 1.4 million shares of common stock as a result of the underwriters fully exercising their overallotment option, which resulted in gross proceeds of $21.2 million.

•	Subsequent to March 31, 2013, we received $33.4 million in distributions related to resolutions on the UK loan pool.

Conference Call and Webcast Details
The company will hold a live conference call and webcast to discuss results at 7 a.m. PT/ 10 a.m. ET on Wednesday, May 8.
The direct dial-in number for the conference call is (888) 895-5479 for U.S. callers and (847) 619-6250 for international callers. The confirmation number for the live call is 34814616.
A replay of the call will be available for one week beginning two hours after the live call and can be accessed by (888) 843-7419 for U.S. callers and (630) 652-3042 for international callers. The passcode for the replay is 34814616#.
The webcast will be available at:
http://www.media-server.com/m/acs/90a4b9a4c2f08c2c92261072f61539f7. A replay of the webcast will be available two hours after the original webcast on the Company’s investor relations web site for one year.

About Kennedy Wilson
Founded in 1977, Kennedy Wilson is an international real estate investment and services company headquartered in Beverly Hills, CA with 24 offices in the U.S., U.K., Ireland, Spain and Japan. The company offers a comprehensive array of real estate services including auction, conventional sales, property services, research and investment management. Through its fund management and separate account businesses, Kennedy Wilson is a strategic investor of real estate investments in the U.S., U.K., Ireland and Japan. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. These risks and uncertainties may include these factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2012. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

Non-GAAP Financial Information
In addition to the results reported in accordance with U.S. generally accepted accounting principles (GAAP) included within this press release, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (Pro Forma Statements of Operations, Adjusted Net Income Attributable to Kennedy Wilson Common Shareholders, Basic Adjusted Net Income Attributable to Kennedy Wilson Common Shareholders Per Share, EBITDA and Adjusted EBITDA). Additionally, there are certain revenue and expense line items in our pro forma consolidated statements of operations or income that would otherwise be classified as discontinued operations on a GAAP statement. Such information is reconciled to its closest GAAP measure in accordance with the SEC rules and is included in the attached supplemental tables. Management believes that these non-GAAP financial measures are useful to both management and the Company's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies.

Tables Follow

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

	March 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$198,448,000	$120,855,000
Short term investments	10,000,000	10,000,000
Accounts receivable	6,747,000	3,647,000
Accounts receivable - related parties	19,027,000	22,393,000
Notes receivable	19,578,000	136,607,000
Notes receivable - related parties	2,544,000	—
Real estate, net of accumulated depreciation	403,612,000	289,449,000
Investments in joint ventures	575,256,000	543,193,000
Investments in loan pool participations	84,236,000	95,601,000
Other assets	42,688,000	38,079,000
Goodwill	23,965,000	23,965,000
Total assets	$1,386,101,000	$1,283,789,000

Liabilities
Accounts payable	$1,114,000	$1,762,000
Accrued expenses and other liabilities	25,425,000	29,417,000
Accrued salaries and benefits	4,664,000	24,981,000
Deferred tax liability	13,931,000	22,671,000
Mortgage loans and notes payable	251,135,000	236,538,000
Senior notes payable	409,497,000	409,640,000
Junior subordinated debentures	40,000,000	40,000,000
Total liabilities	745,766,000	765,009,000
Equity
Cumulative Preferred stock:
6.00% Series A, 100,000 shares	—	—
6.45% Series B, 32,550 shares	—	—
Common stock	7,000	6,000
Additional paid-in capital	653,082,000	512,835,000
Accumulated deficit	(14,636,000)	(5,910,000)
Accumulated other comprehensive income	1,807,000	12,569,000
Shares held in treasury	(9,856,000)	(9,856,000)
Total Kennedy-Wilson Holdings, Inc. stockholders’ equity	630,404,000	509,644,000
Noncontrolling interests	9,931,000	9,136,000
Total equity	640,335,000	518,780,000
Total liabilities and equity	$1,386,101,000	$1,283,789,000

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended
	March 31,
	2013	2012
Revenue
Management and leasing fees	$4,709,000	$3,156,000
Management and leasing fees - related parties	7,957,000	5,585,000
Commissions	524,000	666,000
Commissions - related parties	392,000	953,000
Sale of real estate	2,418,000	—
Rental income	6,397,000	1,470,000
Total revenue	22,397,000	11,830,000
Operating expenses
Commission and marketing expenses	498,000	965,000
Compensation and related expenses	13,620,000	9,000,000
Cost of real estate sold	1,872,000	—
General and administrative	5,427,000	3,669,000
Depreciation and amortization	3,057,000	937,000
Rental operating expenses	3,103,000	870,000
Total operating expenses	27,577,000	15,441,000
Equity in joint venture (loss) income	(344,000)	5,516,000
Interest income from loan pool participations and notes receivable	2,945,000	538,000
Operating (loss) income	(2,579,000)	2,443,000
Non-operating income (expense)
Interest income	40,000	1,117,000
Acquisition related gain	9,459,000	—
Gain on sale of marketable securities	—	2,931,000
Realized foreign currency exchange loss	—	(112,000)
Interest expense	(11,432,000)	(6,170,000)
(Loss) income from continuing operations before benefit from income taxes	(4,512,000)	209,000
Benefit from income taxes	1,703,000	1,483,000
(Loss) income from continuing operations	(2,809,000)	1,692,000
Discontinued Operations
(Loss) income from discontinued operations, net of income taxes	(3,000)	2,000
Gain (loss) from sale of real estate, net of income taxes	217,000	(212,000)
Net (loss) income	(2,595,000)	1,482,000
Net loss (income) attributable to the noncontrolling interests	999,000	(2,798,000)
Net loss attributable to Kennedy-Wilson Holdings, Inc.	(1,596,000)	(1,316,000)
Preferred stock dividends and accretion of issuance costs	(2,036,000)	(2,036,000)
Net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(3,632,000)	$(3,352,000)
Basic and diluted earnings per share
Loss per basic - continuing operations	$(0.06)	$(0.06)
Loss per basic - discontinued	—	—
Earnings (loss) per share - basic(a)	$(0.06)	$(0.07)
Weighted average shares outstanding for basic	61,853,258	51,160,270
Dividends declared per common share	$0.07	$0.05
————————————————
(a) EPS amounts may not add due to rounding

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Adjusted Net Income Attributable to Kennedy Wilson Common Shareholders

	Three Months Ended
	March 31,
	2013	2012
Net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(3,632,000)	$(3,352,000)
Non-GAAP adjustments:
Add back:
Depreciation and amortization	3,057,000	937,000
Kennedy Wilson's share of depreciation and amortization included in investment in joint ventures	9,310,000	3,900,000
Stock based compensation	1,769,000	871,000
Adjusted Income Attributable to Kennedy-Wilson Holdings, Inc. Common Shareholders	$10,504,000	$2,356,000
Basic weighted average number of common shares outstanding	61,853,258	51,160,270
Basic Adjusted Net Income Attributable to Kennedy-Wilson Holdings, Inc. Common Shareholders Per Share	$0.17	$0.05

Kennedy-Wilson Holdings, Inc. and Subsidiaries
EBITDA and Adjusted EBITDA

	Three Months Ended
	March 31,
	2013	2012
Net (loss) income	$(2,595,000)	$1,482,000
Non-GAAP adjustments:
Add back:
Interest expense	11,432,000	6,170,000
Kennedy Wilson's share of interest expense included in investment in joint ventures and loan pool participations	10,617,000	7,285,000
Depreciation and amortization	3,057,000	937,000
Kennedy Wilson's share of depreciation and amortization included in investment in joint ventures	9,310,000	3,900,000
Benefit from income taxes	(1,703,000)	(1,483,000)
EBITDA	30,118,000	18,291,000
Stock-based compensation	1,769,000	871,000
Adjusted EBITDA	$31,887,000	$19,162,000

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Capitalization Summary

	March 31, 2013	December 31, 2012
Market Data
Common stock price per share	$15.51	$13.98
Common stock and convertible preferred stock:
Basic shares outstanding (1)	72,772,598	63,772,598
Series A mandatory convertible preferred (2)	8,058,018	8,058,018
Series B mandatory convertible preferred (3)	3,042,056	3,042,056
Total common stock and convertible preferred stock	83,872,672	74,872,672

Equity Market Capitalization	$1,300,865,143	$1,046,719,955

Corporate Debt (4)
Senior notes payable	405,000,000	405,000,000
Junior subordinated debentures	40,000,000	40,000,000
Total debt	$445,000,000	$445,000,000
Noncontrolling interest	9,931,000	9,136,000
Total Capitalization	$1,755,796,143	$1,500,855,955
Less: cash and cash equivalents and short term investments	(208,448,000)	(130,855,000)
Total Enterprise Value	$1,547,348,143	$1,370,000,955
Warrants outstanding (5)	5,822,744	5,822,744

(1) Basic share count as of March 31, 2013 and December 31, 2012, respectively
(2) $100 million of Series A mandatory convertible preferred with a mandatory conversion date of May 19, 2015 and a conversion rate of $12.41 per share.
(3) $32.5 million of Series B mandatory convertible preferred with a mandatory conversion date of November 3, 2018 and a conversion rate of $10.70 per share.
(4) Excludes $251.1 million and $236.5 million of consolidated property level debt at March 31, 2013 and December 31, 2012, respectively.
(5) The warrants carry an exercise price of $12.50 and expire on November 14, 2014.

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Pro Forma Consolidated Statements of Operations (Non-GAAP)

	Three months ended March 31,
	2013			2012
	Consolidated	Pro Rata Unconsolidated Investments	Pro Forma Total	Consolidated	Pro Rata Unconsolidated Investments	Pro Forma Total
Revenue
Management and leasing fees	$12,666,000	$—	$12,666,000	$8,741,000	$—	$8,741,000
Commissions	916,000	—	916,000	1,619,000	—	1,619,000
Sale of real estate	2,418,000	3,658,000	6,076,000	—	15,200,000	15,200,000
Rental and other income	6,397,000	29,410,000	35,807,000	1,470,000	17,801,000	19,271,000
Interest income	—	5,538,000	5,538,000	—	2,255,000	2,255,000
Total revenue	22,397,000	38,606,000	61,003,000	11,830,000	35,256,000	47,086,000
Operating expenses
Commission and marketing expenses	498,000	—	498,000	965,000	—	965,000
Compensation and related expenses	13,620,000	280,000	13,900,000	9,000,000	400,000	9,400,000
Cost of real estate sold	1,872,000	2,395,000	4,267,000	—	11,900,000	11,900,000
General and administrative	5,427,000	109,000	5,536,000	3,669,000	100,000	3,769,000
Depreciation and amortization	3,057,000	9,310,000	12,367,000	937,000	3,900,000	4,837,000
Rental operating expenses	3,103,000	12,287,000	15,390,000	870,000	6,100,000	6,970,000
Total operating expenses	27,577,000	24,381,000	51,958,000	15,441,000	22,400,000	37,841,000
Equity in joint venture (loss) income	(344,000)	344,000	—	5,516,000	(5,516,000)	—
Interest income from loan pool participations and notes receivable	2,945,000	(2,945,000)	—	538,000	(538,000)	—
Operating (expense) income	(2,579,000)	11,624,000	9,045,000	2,443,000	6,802,000	9,245,000
Non-operating income (expense)
Interest income	40,000	(40,000)	—	1,117,000	(1,117,000)	—
Carried interest on realized investment	—	—	—	—	1,900,000	1,900,000
Acquisition related gain	9,459,000	—	9,459,000	—	—	—
Gain on sale of marketable securities	—	—	—	2,931,000	—	2,931,000
Realized foreign currency exchange loss	—	—	—	(112,000)	—	(112,000)
Interest expense	(11,432,000)	(10,617,000)	(22,049,000)	(6,170,000)	(7,285,000)	(13,455,000)
Other non-operating expenses	—	(967,000)	(967,000)	—	(300,000)	(300,000)
(Loss) income before benefit from income taxes	(4,512,000)	—	(4,512,000)	209,000	—	209,000
Benefit from income taxes	1,703,000	—	1,703,000	1,483,000	—	1,483,000
(Loss) income from continuing operations	$(2,809,000)	$—	$(2,809,000)	$1,692,000	$—	$1,692,000
Discontinued Operations
(Loss) income from discontinued operations, net of income taxes	(3,000)	—	(3,000)	2,000	—	2,000
Gain (loss) from sale of real estate	217,000	—	217,000	(212,000)	—	(212,000)
Net (loss) income	$(2,595,000)	$—	$(2,595,000)	$1,482,000	$—	$1,482,000

Kennedy-Wilson Holdings, Inc. and Subsidiaries
EBITDA by Segment

	Three months ended March 31,
	2013	2012
Investments
Rental income and sale of real estate	$8,815,000	$1,470,000
Operating expenses	(15,360,000)	(5,515,000)
Equity in joint venture (loss) income	(344,000)	5,516,000
Income from loan pool participations and notes receivable	2,945,000	538,000
Operating (loss) income	(3,944,000)	2,009,000
Acquisition related gain	9,459,000	—
Gain on sale of marketable securities	—	2,931,000
Realized foreign currency exchange loss	—	(112,000)
Interest income - related party	—	1,087,000
Interest expense	(1,742,000)	(158,000)
Income from continuing operations	3,773,000	5,757,000
(Loss) income from discontinued operations, net of income taxes	(3,000)	2,000
Gain (loss) from sale of real estate, net of income taxes	217,000	(212,000)
Net income	3,987,000	5,547,000
Add back:
Interest expense	1,742,000	158,000
Kennedy Wilson's share of interest expense included investment in joint ventures and loan pool participation	10,617,000	7,285,000
Depreciation and amortization	2,796,000	822,000
Kennedy Wilson's share of depreciation and amortization included in investment in joint ventures	9,310,000	3,900,000
EBITDA	$28,452,000	$17,712,000

	Three months ended March 31,
	2013	2012
Services
Management and leasing fees and commissions	$13,582,000	$10,360,000
Operating expenses	(8,486,000)	(7,637,000)
Operating income	5,096,000	2,723,000
Net income	5,096,000	2,723,000
Add back:
Depreciation and amortization	120,000	33,000
EBITDA	$5,216,000	$2,756,000

Kennedy-Wilson Holdings, Inc. and Subsidiaries
(Unaudited)

Investment Level Estimated Balance Sheets

The following estimated investment level balance sheets represent the estimated combined balance sheets of investments in which Kennedy Wilson has an ownership interest:

	March 31, 2013	December 31, 2012

Assets
Cash and cash equivalents	$195,187,000	$86,659,000
Real estate, net	3,632,055,000	3,569,003,000
Loan Pools	1,042,433,000	1,070,303,000
Other assets	312,124,000	293,769,000
Total assets	$5,181,799,000	$5,019,734,000
Liabilities and equity
Liabilities
Accounts payable, accrued and other	124,696,000	109,203,000
Notes payable	29,208,000	39,710,000
Mortgage loans payable	2,367,300,000	2,396,600,000
Total liabilities	2,521,204,000	2,545,513,000
Equity
Total equity	2,660,595,000	2,474,221,000
Total liabilities and equity	$5,181,799,000	$5,019,734,000

Investment Level Estimated Income Statements

The following estimated investment level income statements represent the estimated combined income statements of investments in which Kennedy Wilson has an ownership interest:

	Three Months Ended March 31,
	2013	2012
Revenue
Rental and other income	$92,453,000	$64,412,000
Sale of real estate	9,733,000	76,613,000
Interest income	25,049,000	7,581,000
Total revenue	127,235,000	148,606,000

Operating expenses
Compensation and related expenses	685,000	918,000
Cost of real estate sold	6,663,000	60,034,000
General and administrative	264,000	367,000
Depreciation and amortization	28,276,000	18,046,000
Rental operating expenses	39,575,000	26,283,000
Total operating expenses	75,463,000	105,648,000

Operating income	51,772,000	42,958,000

Non-operating income (expense)
Interest expense	(30,163,000)	(21,905,000)
Other non-operating (expense) income	(5,563,000)	(4,042,000)
Net income	$16,046,000	$17,011,000

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Investment Account
($ in millions)

March 31, 2013
Investment in joint ventures	$575.3
Real estate, net of depreciation	403.6
Mortgage debt	(251.1)
Notes receivable	22.1
Acquired in-place lease values, net of amortization(1)	9.0
Loan pool participations	84.2
Total net investment account	843.1
Add back:
Accumulated depreciation and amortization	17.9
Kennedy Wilson's share of accumulated depreciation and amortization included in investment in joint ventures	68.6
Total gross investment account	$929.6
(1) Included in other assets.

Net Investment Account Detail as of March 31, 2013

				Loans Secured by
	Multifamily			Real Estate		Commercial		Residential, Hotel, and Other				Total
Western U.S.	$195.0			$74.4		$163.7		$112.7				$545.8
Other U.S.	0.4			—		3.2		9.4				13.0
Japan	83.7			—		7.6		—				91.3
United Kingdom	—			99.8		19.2		—				119.0
Ireland	21.5			43.6		8.9		—				74.0
Total	$300.6			$217.8		$202.6		$122.1				$843.1

				Loans Secured by
	Multifamily			Real Estate		Commercial		Residential, Hotel, and Other
	Units	Properties	Rentable Sq Ft	Current UPB	# of Loans	Properties	Rentable Sq. Ft	Acres	Units	Lots	Hotel Rooms	# of Inv.
Western U.S.	11,649	31	10,123,838	$125.3	23	23	3,973,367	3,341	33	944	170	16
Other U.S.	376	3	294,984	—	—	4	478,450	38	28	—	—	5
Japan	2,410	50	936,000	—	—	1	9,633	—	—	—	—	—
United Kingdom	—	—	—	1,090.4	25	25	967,384	—	—	—	—	—
Ireland	329	2	230,160	570.5	137	1	45,105	—	—	—	—	—
Total	14,764	86	11,584,982	$1,786.2	185	54	5,473,939	3,379	61	944	170	21

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Investment Account
($ in millions)

December 31, 2012
Investment in joint ventures	$543.2
Real estate, net of depreciation	289.4
Mortgage debt	(236.5)
Notes receivable	136.6
Acquired in-place lease values, net of amortization (1)	9.3
Loan pool participations	95.6
Total net investment account	837.6
Add back:
Accumulated depreciation and amortization	14.4
Kennedy Wilson's share of accumulated depreciation and amortization included in investment in joint ventures	59.3
Total gross investment account	$911.3
(1) Included in other assets.

Net Investment Account Detail as of December 31, 2012

	Multifamily			Loans Secured by Real Estate		Commercial		Residential and Other			Total
Western U.S.	$171.7			$69.0		$167.9		$106.9			$515.5
Other U.S.	0.4			—		3.3		10.5			14.2
Japan	102.7			—		8.6		—			111.3
United Kingdom	—			120.4		—		—			120.4
Ireland	22.4			44.3		9.5		—			76.2
Total	$297.2			$233.7		$189.3		$117.4			$837.6

	Multifamily			Loans Secured by Real Estate		Commercial		Residential and Other
	Units	Properties	Rentable Sq. Ft	Current UPB	# of Loans	Properties	Rentable Sq. Ft.	Acres	Units	Lots	# of Inv.
Western U.S.	11,649	31	10,123,838	$126.6	108	24	3,976,041	3,337	44	935	16
Other U.S.	376	3	294,984	—	—	4	478,450	50	43	—	5
Japan	2,410	50	936,000	—	—	1	9,633	—	—	—	—
United Kingdom	—	—	—	1,481.5	66	—	—	—	—	—	—
Ireland	329	2	230,160	634.9	153	1	45,105	—	—	—	—
Total	14,764	86	11,584,982	$2,243	327	30	4,509,229	3,387	87	935	21

Kennedy-Wilson Holdings, Inc. and Subsidiaries
2013 Acquisition Activity
($ in millions)

Acquisitions
($ in millions)	Three months ended March 31, 2013
Real Estate	Multifamily	Commercial	Residential & Other	Total Real Estate
Investment	$117.0	$101.7	$7.3	$226.0
KW Equity Invested	$16.7	$20.1	$1.2	$38.0
	1 property 615 units	25 properties 1.0 million Sq Ft	9 lots

($ in millions)	Three months ended March 31, 2013
Loans	Discounted Loan Purchases	Loan Originations	Total Loans
Investment	$7.4	$—	$7.4
KW Equity Invested	$5.7	$—	$5.7
	2.16% Interest Rate		1 underlying property

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Investment Summary: Real Estate
($ in millions)

Multifamily
				Net Operating Income (NOI)
	# of Properties	# of Units	Occupancy (1)	YTD Annualized (2)	Debt (3)	Pre-Promote Ownership %	KW Book Equity
Western U.S.	31	11,649	94.9%	$108.1	$1,261.3	39.8%	$195
Other U.S.	3	376	91.5	0.9	5.7	10.0	0.4
Japan (4)	50	2,410	97.1	19.9	299.5	40.9	83.7
Ireland (4)	2	329	97.2	5.1	43.7	50.0	21.5
Total	86	14,764	95.2%	$134.0	$1,610.2	40.2%	$300.6

Commercial
				Net Operating Income (NOI)
	# of Properties	Rentable Sq Ft	Occupancy (1)	YTD Annualized (2)	Debt (5)	Pre-Promote Ownership %	KW Book Equity
Western U.S.	23	3,973,367	84.5%	$49.7	$513.1	44.0%	$163.7
Other U.S.	4	478,450	77.9	3.1	38.2	20.1	3.2
Japan (4)	1	9,633	100.0	0.4	—	82.0	7.6
United Kingdom (4)	25	967,384	84.0	12.2	—	20.0	19.2
Ireland (4)	1	45,105	100.0	2.6	—	50.0	8.9
Total	54	5,473,939	84.0%	$68.0	$551.3	39.1%	$202.6

(1) As of March 31, 2013.
(2) Represents year to date NOI on an annualized basis.
(3) Debt represents 100% debt balance against properties as of March 31, 2013.
(4) Estimated foreign exchange rates are ¥94 = $1 USD, €0.78 = $1 USD and £0.65 = $1 USD, related to NOI and debt.
(5) Debt represents 100% debt balance against properties as of March 31, 2013, excluding $5.9 million of partner loans.

Residential, Hotel, and Other
	# of Investments	ResidentialUnits	Total Acres	Residential Lots	Hotel Rooms	Pre-Promote Ownership%	KW Book Equity (1)

Western U.S.	16	33	3,341	944	170	63.8%	$112.7
Other U.S.	5	28	38	—	—	97.8	9.4
Total	21	61	3,379	944	170	66.4%	$122.1

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Investment Summary: Discounted Loan Purchases and Loan Originations
($ in millions)

Discounted Loan Purchases

	Initial # of Loans (1)	Initial UPB (2)	# of Unresolved Loans	Total Collections	Current UPB	Pre-Promote KW Share of Current UPB (net of venture-level debt)	Venture-level Debt (3)	Pre-Promote Ownership%	KW Book Equity
Western U.S.	79	$460.5	13	$315.4	$73.4	$30.2	$17.7	56.3%	$22.5
United Kingdom (4)	66	2,658.4	25	1,585.8	1,090.4	253.4	74.0	26.6	99.8
Ireland (4)	153	616.6	137	30.5	570.5	84.0	69.2	20.8	43.6
Total	298	$3,735.5	175	$1,931.7	$1,734.3	$367.6	$160.9	25.9%	$165.9

Loan Originations

	# of Loans	Current UPB	WAV Interest Rate	Venture-level Debt (3)	Pre-Promote Ownership%	KW Book Equity
Western U.S.	10	$51.9	10.1%	$—	100.0%	$51.9
Total	10	$51.9	10.1%	$—	100.0%	$51.9

(1) Represents total number of loans at initial acquisition of respective pools.
(2) Unpaid Principal Balance.
(3) Venture-level debt represents 100% debt balance against loans as of March 31, 2013.
(4) Estimated foreign exchange rate is £0.65 = $1 USD and €0.78 = $1 USD. KW owns a 50% interest in an entity which in turn owns 25% of the United Kingdom loan pool. The debt on this entity was fully paid off on March 13, 2013.

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Same Property Analysis
($ in millions)

Same property amounts are calculated as the amounts attributable to properties which have been owned by us directly or through joint ventures during the entire span of both periods compared. We may exclude from same property amounts any non-recurring items that would impact the comparability of its results between two periods.

Multifamily by Region

Three Months Ended March 31,	Same Property Units	Average % Leased			Rental Revenues			Net Operating Income
2013 vs. 2012	2013	2013	2012	% Change	2013	2012	% Change	2013	2012	% Change

Region:
Western U.S.	9,247	94.9%	94.4%	0.5%	$30.9	$29.3	5.5%	$20.9	$19.1	9.4%
Other U.S.	266	93.0	94.2	(1.3)	0.4	0.4	—	0.2	0.2	—
Japan (1)	2,410	95.6	95.3	0.3	8.3	8.1	2.5	4.7	5.1	(7.8)
Same Property Total	11,923	95.0%	94.6%	0.4%	$39.6	$37.8	4.8%	$25.8	$24.4	5.7%

Commercial by Region

Three Months Ended March 31,	Same Property Square Feet	Average % Leased			Rental Revenues			Net Operating Income
2013 vs. 2012	2013	2013	2012	% Change	2013	2012	% Change	2013	2012	% Change

Region:
Western U.S.	2,679,497	82.6%	79.0%	4.6%	$14.3	$12.9	10.9%	$9.0	$7.6	18.4%
Other U.S.	478,450	77.8	74.0	5.1	1.7	1.6	6.3	0.8	0.6	33.3
Japan (1)	9,633	100.0	100.0	—	0.1	0.1	—	0.1	0.1	—
Same Property Total	3,167,580	81.9%	78.3%	4.6%	$16.1	$14.6	10.3%	$9.9	$8.3	19.3%

(1) Estimated foreign exchange rate is ¥94 = $1 USD

Kennedy-Wilson Holdings, Inc. and Subsidiaries
Debt Schedule
($ in millions)

	Consolidated Debt				Unconsolidated Asset Level Debt		Total Consolidated Debt + KW Share of Unconsolidated Asset Level Debt
Maturity	Unsecured Corporate Debt		Asset Level Debt	Total	Total	KW Share		Amount Due at Maturity Date (2)
2013	$—		$14.0	$14.0	$160.6	$87.7	$101.7	$93.2
2014	—		10.5	10.5	206.7	106.2	116.7	104.7
2015	—		5.0	5.0	219.4	87.6	92.6	77.8
2016	—		17.2	17.2	240.7	91.5	108.7	94.5
2017	—		30.5	30.5	556.6	232.3	262.8	249.6
2018	—		17.3	17.3	151.5	36.8	54.1	39.5
2019	350.0	(1)	4.1	354.1	143.7	33.6	387.7	379.4
2020	—		109.8	109.8	158.4	72.8	182.6	176.2
Thereafter	95.0		42.7	137.7	278.6	65.3	203.0	198.4
Total	$445.0		$251.1	$696.1	$2,116.2	$813.8	$1,509.9	$1,413.3

(1) Represents principal balance of senior notes.
(2) Amount does not reflect extension options.

Weighted average interest rate (KW Share): 5.4%

Weighted average remaining maturity in years (KW Share): 6.5 years